                                                                    EXHIBIT 4(f)
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           [FORM OF 5% PREFERRED STOCK SECURITIES PURCHASE AGREEMENT]

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                               5% PREFERRED STOCK
                          SECURITIES PURCHASE AGREEMENT

                               PHARMOS CORPORATION


            THIS AGREEMENT is made as of the 30th day of September, 1996, between PHARMOS CORPORATION, Nasdaq Symbol "PARS" (the "Company"), a Nevada corporation, with its principal office at 2 Innovation Drive, Alachua, FL 32615, and _____________________ (the "Purchaser"), with its principal office at 101 Hudson Street, Jersey City, NJ 07302.

            IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

            Section 1. Certain Definitions. For purposes of this Agreement:

            "Closing Date" means the date agreed to by the parties for the delivery of the stock certificate against a wire transfer of the funds to the Company.

            "Closing" means the completion of the purchase and sale of the Shares on the Closing Date.

            "Common Stock" means the Underlying Common Stock of the Company, $.03 par value.

            "Conversion Date" means the date on which the Purchaser has telecopied the Notice of Conversion to the Company.

            "Convertible Preferred Stock" means the Shares of Preferred Stock of the Company convertible into common stock of the Company as hereinafter provided.

            "Conversion Price" means (a) for the first twenty-five (25%) percent of the Shares converted, an amount equal to a seventeen (17%) percent discount from the average closing price, and (b) for the remaining seventy-five (75%) percent of the Shares converted, an amount equal to a twenty (20%) percent discount from the average closing price of the Common Stock as reported by Nasdaq for the previous three (3) business days ending on the day before the Conversion Date.

            "Purchase Price" means the aggregate purchase price of the Shares purchased.

            "Shares" means the purchased Convertible Preferred Shares.

            Section 2. Authorization and Sale of Shares.

            2.1 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of the Shares.

            2.2 Agreement to Sell and Purchase the Shares. The Company will sell and the Purchaser will buy Shares in reliance upon the representations and warranties of the Company and Purchaser contained in this Agreement, upon the terms and conditions hereinafter set forth, ______ shares of Preferred Shares for an aggregate purchase price of ______________________ ($____________)
Dollars based on U.S. $1,000 per share. The Shares shall pay a 5% cumulative dividend, payable in cash or Common Stock at the Conversion Price, at the discretion of the Company, at the time of each conversion. Such purchase and sale shall occur on the Closing Date. In addition, Company will sell to Purchaser _________ warrants to purchase Common Stock for a period of three (3) years at an exercise price of $1.75 per share as per the terms of a separate Stock Purchase Warrant.

            2.3 Time and Place of Closing. The Closing shall be held at the offices of Sheldon E. Goldstein, P.C. ("Escrow Agent"), 65 Broadway, New York, NY 10006, as promptly as practicable as agreed to by the parties to this Agreement.

            2.4 Payment and Delivery. At or prior to the Closing, the following shall occur:

                  (a) Purchaser shall remit by wire transfer the Purchase Price to Escrow Agent as per separate Escrow Agreement, as payment in full for the Shares.

                  (b) Company shall deliver or cause to be delivered to Escrow Agent a certificate representing the Shares, registered in the name of Purchaser (or any nominee designated by Purchaser at least three days before the Closing
Date), free and clear of all liens, claims, charges and encumbrances.

                  (c) Wire instructions for Sheldon E. Goldstein, P.C. are as follows:

                  Chase Manhattan Bank, N.A.
                  ABA #021000021
                  For the Account of
                   United States Trust Company of New York
                   Account #920-1-073195

                  In Favor of
                   Sheldon E. Goldstein, P.C. Attorney Trust Account Account #59-02347

            Section 3. General Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the following are true and correct as of the date hereof and as of the Closing Date.

            3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

            3.2 Capitalization. The authorized capital stock of the Company consists of 50,000,000 Shares of Common Stock, $.03 par value, and 1,250,000 Shares of non-voting Preferred Stock, no par value, which have been designated Series A Convertible Preferred Stock, no par value. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Shares. As of the Closing Date, the Company had reserved sufficient shares of Common Stock for issuance upon exercise of the Shares which are convertible, at Purchaser's option, at the Conversion Price, as per Section 9 of this Agreement.

            3.3 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.4 of this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares are subject to restrictions on transfer under state and/or federal Shares laws. The issuance and sale of the Shares will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

            3.4 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

            3.5 Accuracy of Reports and Information. The Company is in full compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12 (g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Action"). The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock is listed and trades on Nasdaq.

            The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer to sale of the Shares (or for such shorter period that the Company has been required to file such material).

            3.6 SEC Filings/Full Disclosure. None of the Company's filings with the Securities and Exchange Commission since January 1, 1996 contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The Company has, since January 1, 1996, timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

            There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

            3.7 Absence of Undisclosed Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the Financial Statements or as incurred in the ordinary course of business after the date of the Financial Statements.

            3.8 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of a registration statement on Form S-3 for the purpose of registering the Common Stock underlying the Shares.

            3.9 Intellectual Property Rights. Except as disclosed in the Form 10-K, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as contemplated in the Form

10-K. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

            3.10 Material Contracts. Except as set forth in the Form 10-K, the agreements to which the Company is a party described in the Form 10-K are valid agreements, in full force and effect, the Company is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

            3.11 Litigation. There is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

            3.12 Title to Assets. Except as set forth in Form 10-K, the Company has good and marketable title to all properties and material assets described in the Form 10-K as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

            3.13 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity, except as stated in the Company's 10-Qs and 10-Ks.

            3.14 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

            3.15 Listing. The Company will maintain the listing of its Common Stock on the Nasdaq Small Cap Market or other organized United States market or quotation system.

            3.16 Other Outstanding Securities/Financing Restrictions. There are no other outstanding securities debt or equity presently convertible into Common Shares. The Company has no outstanding restricted Shares, or Shares sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

            The Company cannot, without the prior approval in writing from the Purchaser, obtain convertible debt or equity financing for a period of one hundred eighty (180) days following the Closing Date; however, the Company will not require prior approval if (a) the Company's share price is greater than 200% of the Closing Price at the time of such financing, (b) the financing is with a company or entity with which the Company has a business or strategic relationship, or (c) the equity securities issued are not registered prior to one hundred eighty (180) days from the Closing Date.

            3.17 Right of First Refusal. In the event the Company wishes to complete a financing similar in structure to the securities issued hereby within one hundred and eighty (180) days from the Closing Date, the Purchaser shall have the right of first refusal to participate in such offering and shall have three (3) business days to reply in writing after receipt of written notice of such proposed financing from the Company. In the event a writing is not received by the Company, this will be deemed a refusal by the Purchaser.

            3.18 Legal Opinion. Purchaser shall, upon purchase of the Shares, receive an opinion letter from counsel to the Company, and the Company represents that it will immediately obtain such an opinion from counsel to the satisfaction of the Transfer Agent, to the effect that:


                  (i) The Company is duly incorporated and validly existing in the jurisdiction of its incorporation.

                  (ii) There is no action, proceeding or investigation pending, or to such counsel's knowledge, threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company.

                  (iii) The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  (iv) There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

                  (v) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                  (vi) The Convertible Preferred Shares, which shall be issued at the closing, are properly issued under the Company's State of Incorporation.


                  (vii) This Securities Purchase Agreement, the issuance of Convertible Preferred Shares and the issuance of Common Stock, upon conversion of the Shares, have been duly approved by all required corporate action and that all such securities, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable

            3.19 Use of Proceeds. The Company represents that the net proceeds from this offering will be used to fund the Company's research and development activities and clinical trials of its drugs, possible acquisitions, strategic alliances, working capital and general corporate purposes.

            Section 4. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that the following are true and correct as of the date hereof and as of the Closing Date.

            4.1 Authority. The Purchaser's signatory has all right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and will constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.4 of this Agreement.

            4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company, including the SEC Reports, to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

            4.3 Investment Intent. Without limiting its ability to resell the Shares and underlying Common Stock pursuant to an effective registration statement, Purchaser represents that it is purchasing the Shares for its own account as principal for investment purposes. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchaser or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

            4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

            4.5 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchaser of the Shares.

            4.6 Purchaser Review. Purchaser hereby represents and warrants that the Purchaser has carefully examined the SEC Reports, including the Form 10-K and the financial statements contained therein. The Purchaser acknowledges that the Company has made available to the Purchaser all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company and the Shares. Nothing stated in the previous two sentences, however, shall be deemed to affect the representations and warranties of the Company contained in this Agreement.

            4.7 Legend. The certificate or certificates representing the Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, such legend to be substantially as follows:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

The certificates shall also include any legends required by any applicable state securities laws.

            The legend(s) endorsed on a stock certificate pursuant to this
Section 4.7 shall be removed and the Company shall issue a replacement certificate without such legend to the holder of such certificate if the Shares represented by such certificate are registered under the Securities Act or if such holder provides to the Company an opinion of counsel to the effect that a public sale, transfer or assignment of such Shares may be made without registration.

            4.8 Restrictions on Conversion of Shares. The Purchaser or any subsequent holder of the shares (the "Holder") shall be prohibited from converting any portion of the Shares which would result in the Purchaser or the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company.

            Section 5. Conditions to the Purchaser's Obligation to Purchase. The Company understands that the Subscriber's obligation to purchase the Stock is conditioned upon:

                  (a) Acceptance by Purchaser of this Subscription Agreement for the sale of the Stock, as evidenced by the execution of this Agreement by its authorized officers;

                  (b) Delivery of the Shares into Escrow;

                  (c) The delivery at the closing of a certificate from an authorized officer of the Company certifying that all representations and warranties of the Company are true and correct as of the Closing Date (in the form annexed hereto as Exhibit A1); and

                  (d) A filed Certificate of Designation.

            Section 6. Conditions to Company's Obligation to Sell. Purchaser understands that the Company's obligation to sell the Stock is conditioned upon:

                  (a) The receipt and acceptance by the Company of this Subscription Agreement for all of the Stock as evidenced by execution of this Subscription Agreement by the President or any Vice President of the Company;

                  (b) Delivery into escrow by Purchaser of good funds as payment in full for the purchase of the Shares; and

                  (c) The delivery at the closing of a certificate from an authorized officer or representative of Subscriber certifying that all representations and warranties of the

Purchaser are true and correct as of the Closing Date (in the form annexed hereto as Exhibit A2).

            Section 7. Registration of the Shares; Compliance with the Securities Act.

            7.1 Definitions. For the purpose of this Section 7:

                  (a) the term "Registration Statement" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement; and

                  (b) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            7.2 Registration Procedures and Expenses. The Company shall:


                  (a) within thirty (30) days after the Closing Date and in sufficient time to have such registration effective ninety (90) days from the Closing Date, file with the SEC a registration statement under the Securities Act on a form which is appropriate to register the Common Stock underlying the Shares and the Shares underlying the Stock Purchaser Warrant of even date;

                  (b) use its best efforts, subject to receipt of necessary information from the Purchaser, to cause such Registration Statement to become effective as promptly after filing as practicable;

                  (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.9 below;

                  (d) furnish to the Purchaser with respect to Common Stock registered on the Registration Statement (and to each underwriter, if any, of such Common Stock) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Common Stock by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use of such prospectuses;

                  (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Common Stock in which states of the United States as may be reasonably requested by the Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                  (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.2 and the registration of the Common Stock on such Registration Statement and the satisfaction of the blue sky laws of such states, including the reasonable fees and expenses of legal counsel to the Purchaser in connection with the procedures in paragraph (a) through (e) of this Section 7.2, other than underwriting discounts and selling commissions or expenses required by law to be borne by Purchaser; and

                  (g) in the event of the failure of Company to procure registration of the Common Stock underlying the Shares within ninety (90) days from the Closing Date, Company will pay Purchaser by wire transfer, as liquidated damages for such failure and not as a penalty, $20,000 for each of the first two months and $40,000 for each month thereafter that the registration statement is not effective beginning ninety (90) days from the Closing Date or does not remain effective pursuant to Section 7.7 of this Agreement after such date. If the Company does not remit the damages to the Purchaser as set forth above, the Company will pay the Purchaser reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Purchaser immediately if the registration of the Shares is not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Shares pursuant to this Section. The registration of the Shares pursuant to this provision shall not affect or limit Purchaser's other rights or remedies as set forth in this Agreement.

            7.3 Underwriter. The Company understands that the Purchaser disclaims being an "underwriter" (as such term is defined under the Securities Act and the rules and regulations promulgated thereunder (an "Underwriter")), but Purchaser being deemed an Underwriter shall not relieve the Company of any obligation it has hereunder.

            7.4 Indemnification. Each of the Company and the Purchaser agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

            7.5 Information Available. So long as any registration statement is effective covering the resale of the Common Stock underlying the Shares, the Company will furnish to Purchaser:

                  (a) as soon as possible after available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to Stockholders, its annual report on Form 10-K within 100 days after the end of each fiscal year of the Company, (iii) each of its Quarterly Reports to Stockholders, and its quarterly report on Form 10-Q within sixty (60) days, and
(iv) a full copy of the registration statement covering the Common Stock underlying the Shares (the foregoing, in each case, excluding exhibits); and

                  (b) upon the reasonable request of Purchaser, such other information that is generally available to the public.

            7.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares to the public without registration, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;


                  (c) to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing Purchaser to sell any such Shares without registration.

            7.7 Temporary Cessation of Offers and Sales by Purchaser. The Purchaser acknowledges that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, until the prospectus is supplemented or amended to comply with the Securities Act, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Company agrees to file any necessary amendments, supplements and reports as soon as practicable under the circumstances. Purchaser hereby covenants that it will not sell any Common Stock pursuant to said prospectus during a period of not more than 45 days commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus, as the same may have been supplemented or amended.

            7.8 Transfer of Common Stock After Registration. Purchaser hereby covenants with the Company not to make any sale of the Common Stock except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144.

            7.9 Termination of Obligations. The obligations of the Company pursuant to Sections 7.2, 7.3 and 7.6 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Common Stock have been re-sold, or (ii) such time as all of the Common Stock may be re-sold in any three-month period pursuant to Rule 144 under the Securities Act.

            Section 8. Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

            Section 9. Conversion. Conversion of the Cumulative Preferred Stock may be made at the conversion Price as follows:

                0 -  80 days       None
               81 - 180 days       Up to 25% of initial investment
              181 - 270 days       Up to 50% of initial investment (cumulative)
              271 - 360 days       Up to 75% of initial investment (cumulative)
              after 360 days       100% of initial investment


            If after ninety (90) days from the Closing Date, the closing bid price on Nasdaq of the Company's Common Stock exceeds 200% of the Nasdaq closing price on the Closing Date for a period of five (5) consecutive days, Purchaser may convert an additional 25% of the Preferred Shares sold to Purchaser under this Agreement. If after ninety (90) days from the Closing Date, the closing bid price on Nasdaq of the Company's Common Stock exceeds 300% of the Nasdaq closing price on the Closing Date, the Purchaser may convert all of its remaining Cumulative Preferred Shares. Upon the three year anniversary of the Closing Date all of the Convertible Preferred Shares will be converted into common at a price based upon a 20% discount from the Nasdaq Closing Bid Prices for the three business days preceding the third anniversary of the Closing Date. The Company may, at its option, require the conversion of the Cumulative Preferred Stock when the average Nasdaq closing bid price is more than 200% above the Nasdaq closing price on the Closing Date for five (5) consecutive days, prior to the date notice of such mandatory conversion is given.

            9.1 Notice of Conversion. Conversion of the Shares to Common Stock may be exercised in whole or in part by Purchasers telecopying an executed and completed Notice of Conversion (in the form annexed hereto as Exhibit B) to the Company and delivering the original Notice of Conversion and the certificate representing the shares to the Company by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Common Stock issuable upon conversion of all or any part of the Shares (together with the certificates representing portions of the Shares not so converted) to the Purchaser via express courier within three
(3) business days after the Company has received the original Notice of Conversion and shares certificate being so converted. The Notice of Conversion and certificate representing the portion of the Shares converted shall be delivered as follows:

                  To the Company:

                  Pharmos Corporation
                  2 Innovation Drive
                  Alachua, FL  32615
                  Attn:  Alan Mark
                  (Tele) (904) 462-1210
                  (Fax) (904) 462-5401

or to such other person at such other place as the Company shall designate to the Purchaser in writing.

            In the event that the Shares are not converted within ten (10) business days of receipt by the Company of a valid Conversion Notice and certificates representing the Shares to be converted (such date of receipt referred to as the "Conversion Date"), the Company shall pay to the Purchaser, by wire transfer, as liquidated damages for such failure and not as a penalty, an amount in cash equal to one (1%) percent per day of the purchase price of the Shares to be converted which shall run from the initial Conversion Date.


            9.2 Restrictions on Sales by Purchaser. Purchaser agrees that it will not directly or indirectly sell any of the Common Stock (including short sales) during five (5) business days prior to a conversion.

            Section 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified airmail, postage prepaid, and shall be deemed given when so mailed:

                  (a)   if to the Company, to

                        Pharmos Corporation
                        2 Innovation Drive
                        Alachuna, FL  32615

                        copy to:

                        Jeffrey Abbey, Esq.
                        Fitzpatrick, Eilenberg & Zivian
                        666 Third Avenue, 30th Fl.
                        New York, NY  10017
                        (Tele) (212) 986-2468
                        (Fax) (212) 986-2399

or to such other person at such other place as the Company shall designate to the Purchaser in writing;

                  (b)   if to the Purchaser, to

                        copy to:

                        Sheldon E. Goldstein, P.C.
                        65 Broadway, 10th Fl.
                        New York, NY  10006
                        Attn:  Sheldon E. Goldstein

or at such other address or addresses as may have been furnished to the Company in writing; or

                  (c) if to any transferee or transferees of a Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

Section 11.  Miscellaneous.

            11.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.


            11.2 Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by Purchaser.

            11.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            11.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            11.5 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the 1933 Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the courts of or located in the State of New York, specifically the Southern District of New York and/or the Supreme Court of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

            11.6 Recovery of Attorney's Fees. Should any party bring an action to enforce the terms of this Agreement then, if Purchaser prevails in such action it should be entitled to recovery of its attorney's fees from the Company, and if the Company prevails in such action it shall be entitled to recovery of its attorney's fees from the Purchasers.

            11.7 Fees. Notwithstanding Section 11.6, the Company acknowledges that Purchaser shall have no responsibility for the payment of any of its fees in connection with this offering.

            11.8 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.


            11.9 Publicity. The Purchaser shall not issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company, except as may be required by applicable law or regulation.

            11.10 Survival. The representations and warranties in this Agreement shall survive Closing.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.


                                    PHARMOS CORPORATION


                                    By_______________________________
                                      Officer

                                    ----------------

                                    By_______________________________
                                      Officer

                                                      EXHIBIT A1


                               PHARMOS CORPORATION

                             COMPLIANCE CERTIFICATE


            The undersigned, an executive officer of PHARMOS CORPORATION, hereby certifies that the representations and warranties made by ____________ in the 5% Preferred Stock Securities Purchase Agreement dated September __, 1996 between Pharmos Corporation and _____________ were true and correct as of the date such representations and warranties were made and are true and correct in all material respects as of the date hereof with the same force and effect as through such representations and warranties had been made on and as of the date hereof.

            IN WITNESS WHEREOF, the undersigned has signed this Certificate as of this ___ day of September 1996.

                               PHARMOS CORPORATION


                               By________________________

                               Name______________________

                               Title_______________________

                                                      EXHIBIT A2


                                 ---------------

                             COMPLIANCE CERTIFICATE


            The undersigned, _________________, _________________________, of
___________, a _________ corporation ("___________"), hereby certifies that the representations and warranties made by _____________ in the 5% Preferred Stock Securities Purchase Agreement dated September __, 1996 between Pharmos Corporation and ________ were true and correct as of the date such representations and warranties were made and are true and correct in all material respects as of the date hereof with the same force and effect as through such representations and warranties had been made on and as of the date hereof.
            IN WITNESS WHEREOF, the undersigned has signed this Certificate as of this ___ day of September 1996.

                                          ------------


                                          By________________________

                                          Name______________________

                                          Title_______________________

                                                            EXHIBIT B

                              NOTICE OF CONVERSION
        (To be Executed by the Registered Holder in order to Convert the
                               5% Preferred Stock)

The undersigned hereby irrevocably elects to convert the above Certificate No. ____ into shares of common stock of PHARMOS CORPORATION (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that

      All offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made in compliance with Regulation D, pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), subject to any restrictions on sale or transfer set forth in the Preferred Stock Securities Purchase Agreement between the Company and the original holder of the Certificate submitted herewith for conversion.

      Upon conversion pursuant to this Notice of Conversion, the undersigned will not own or deemed to beneficially own (within the meaning of the Securities Exchange Act of 1934) 4.9% or more of the then issued and outstanding shares of the company.


      ____________________________        ______________________________
      Date of Conversion                  Applicable Conversion Price


      ____________________________        ______________________________
      Number of Common Shares upon        $ Amount of Conversion
      Conversion


      ____________________________        ______________________________
            Signature                           Name

Address:                            Delivery of Shares to: